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                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         INTERMOUNTAIN COMMUNITY BANCORP

         The following Restated Articles of Incorporation are executed by the undersigned, an Idaho corporation:

                                   ARTICLE I
                             NAME OF THE CORPORATION

         The name of this Corporation is "Intermountain Community Bancorp."

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation is Third and Oak, Sandpoint, Idaho 83864, and the name of the initial registered agent of the Corporation at such address is Curt Hecker.

                                  ARTICLE III
                               ADDRESS FOR NOTICES

         The mailing address of the Corporation to which notices may be mailed until an address has been designated by the Corporation in its Annual Report is Third and Oak, P.O. Box 967, Sandpoint, Idaho 83864.

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The total number of shares which the Corporation shall have authority to issue is Seven Million Eighty-Four Thousand (7,084,000) shares of no par value Common Stock.

                                   ARTICLE V
                                  INCORPORATION

         The name and address of the Incorporator is Curt Hecker, Third and Oak, Sandpoint, Idaho 83864.

                                   ARTICLE VI
                         DURATION OF CORPORATE EXISTENCE

         The corporate existence of this Corporation is perpetual.

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                                  ARTICLE VII
                               CORPORATE PURPOSES

         The Corporation may engage in any and all activities authorized for a bank holding company and its subsidiaries under The Bank Holding Company Act of 1956, as amended (12 USC 1841 et. seq.), and regulations promulgated thereunder by the Federal Reserve Board and other regulatory authorities which have jurisdiction over the activities of bank holding companies and their subsidiaries. Subject to any limitations imposed by the Bank Holding Company Act of 1956, as amended, the Corporation may also engage in any and all activities authorized for an Idaho corporation pursuant to The Act.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         Section 1. NUMBER, CLASSIFICATION, TERM AND ELECTION OF DIRECTORS: The Board of Directors shall consist of not less than five (5) nor more than fifteen
(15) members, the exact number to be fixed and determined from time-to-time by resolution of the Board of Directors. The initial directors identified in
Section 1 herein shall serve until the first shareholders' meeting after these Articles have been filed and until their successors are duly elected and qualified. Except as otherwise provided herein, all directors shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         In the event that the number of directors is fixed at nine (9) or more, then the directors shall be classified with respect to the time for which they severally hold office, into three classes: Class I, Class II, and Class III, which shall be as nearly equal in number as possible and shall be adjusted from time to time in the discretion of the Chair of the Board of Directors of the Corporation or the Board of Directors in order to maintain such proportionality.

         In the event that the number of directors is fixed at nine (9) or more directors, then the directors shall be classified into classes by the Chair of the Board of Directors or the Board of Directors of the Corporation. Each director in Class I shall hold office for a term expiring at the annual meeting of shareholders held one year after his or her classification; each director in Class II shall hold office for a term expiring at the annual meeting of the shareholders held two years after his or her classification, and each director in Class III shall hold office for a term expiring at the annual meeting of shareholders held three years after his or her classification. Notwithstanding the foregoing provision of this Article VIII, each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation, or removal. At each annual meeting of shareholders beginning with the annual meeting following the classification of the Board of Directors, the successors to the class of directors whose terms shall expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until their earlier death, resignation, or removal. No decrease in the number of directors by amendment to these Articles shall have the effect of shortening the term of any incumbent director.

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         Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes when voting for the election of directors.

         Section 2. CERTAIN BOARD ACTIONS: When evaluating any offer of another party for a tender or exchange offer for any equity security of the Corporation, or any proposal to merge or consolidate the Corporation with another corporation, or to purchase or otherwise acquire all of substantially all of the properties and assets of the Corporation, the directors of the Corporation may, in determining what they believe to be in the best interests of the Corporation and its shareholders, give due consideration to the social, Legal, and economic effects on employees, customers, and suppliers of the Corporation and its subsidiaries, and on the communities and geographical areas in which the Corporation and its subsidiaries operate, the economy of the state and the nation, the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests maybe best served by the continued independence of the Corporation and other relevant facts.

         Section 3. REMOVAL FOR CAUSE: The shareholders of the Corporation may remove one or more directors in the midst of the director's term only for "cause." A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For the purposes of this Article VIII, "cause" shall be defined as:

         (1) receipt of a financial benefit to which he or she is not entitled;

         (2) an intentional infliction of harm to the Corporation or its shareholders;

         (3) a violation of Section 30-1-833, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended; or

         (4)      an intentional violation of criminal law.

         Section 4. VACANCIES: Subject to applicable statutes and regulations regarding director approval by regulatory authorities having jurisdiction over the activities of the Corporation and its subsidiaries, any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office for the unexpired portion of the term of the director whose position shall be vacant and until his or her successor shall be elected and qualified.

         Section 5. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article VIII may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter.

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                                   ARTICLE IX
                        EXEMPTION FROM PERSONAL LIABILITY

         Section 1. ELIMINATION OF LIABILITY: No director of the Corporation shall be personally liable to the Corporation or its shareholders, for monetary damages for conduct as a director, provided, however, that this Article IX shall not eliminate or limit the liability of a director for:

         (1) the amount of a financial benefit received by a director to which he or she is not entitled;

         (2) an intentional infliction of harm on the Corporation or the shareholders;

         (3) a violation of Section 30-1-833, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended; or

         (4)      an intentional violation of criminal law.

         Section 2. SUBSEQUENT STATUTORY AMENDMENTS: If Idaho law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Idaho law as so amended.

         Section 3. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article IX may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter. Further, no amendment to or repeal of this Article IX shall apply to or have any effect upon the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions which occurred prior to such amendment or repeal.

                                   ARTICLE X
                              NO PREEMPTIVE RIGHTS

         All shares of stock of this Corporation shall be without preemptive rights.

                                   ARTICLE XI
                   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         Section 1. INDEMNIFICATION: To the fullest extent permitted by The Act, the Corporation shall indemnify any director or officer of the Corporation made a party to a proceeding because the person is a director or officer of the Corporation against liability incurred in that proceeding; provided, however, no indemnification pursuant to this Section 1 shall indemnify any director from or an account of:

         (1) receipt of a financial benefit to which he or she is not entitled;

         (2) an intentional infliction of harm on the Corporation or its shareholders;

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         (3)      a violation of Section 30-1-833, Idaho Code in effect as of the date these Articles are filed or as maybe subsequently amended; or

         (4)      an intentional violation of criminal law.

         Section 2. ADVANCEMENT OF EXPENSES: The Corporation may, but shall not be required to, pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding to the fullest extent permitted by The Act, and in particular Section 30-1-853, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended.

         Section 3. CERTAIN DEFINITIONS: For purposes of this Article XI, the terms "corporation, director, disinterested director, expenses, liability, official capacity, party and proceeding" shall have the meaning given to them in
Section 3-1-850, Idaho Code as in effect as of the date these Articles of Incorporation are filed or as maybe subsequently amended.

         Section 4. INSURANCE: The Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of the Corporation or one of its subsidiaries or is serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that person in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against the same liability under the provisions of this Article XI or under applicable Idaho law.

         Section 5. PURPOSE AND EXCLUSIVITY: The indemnification referred to in the various subsections of this Article XI shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, specifically but without limitation Section 30-1-850 through 30-1-859, Idaho Code in effect as of the date these Articles are filed, or as may be subsequently amended, rule of law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article XI is to augment the provisions of applicable Idaho law dealing with indemnification.

         Section 6. SEVERABILITY: If any of the provisions of this Article XI are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

         Section 7. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article XI may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter.

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                                  ARTICLE XII
                                   MERGER VOTE

         Section 1. REQUIRED SHAREHOLDER VOTE: In order for a Plan of Merger or Share Exchange to be approved by the shareholders of the Corporation, two-thirds (2/3) of the shares entitled to vote must vote in favor of the plan.

         Section 2. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article XII may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all of the votes entitled to be cast on the matter.

                                  ARTICLE XIII
                         SHAREHOLDER MEETING PROVISIONS

         Any action required or permitted to be taken by the shareholders of this Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. At any annual meeting or special meeting of shareholders of this Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of this Corporation.

                                  ARTICLE XIV
                                   AMENDMENTS

         Section 1. AMENDMENTS TO ARTICLES BY SHAREHOLDERS: Except as otherwise provided by The Act or by these Articles, no amendment, addition, alteration, change or repeal of these Articles shall be made, unless such is first proposed by the Board of Directors of the Corporation and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon, shall be effective upon filing in accordance with statutory and regulatory procedures.

         Section 2. AMENDMENTS TO ARTICLES BY BOARD OF DIRECTORS: To the extent permitted by The Act, the Board of Directors may amend the Articles by resolution adopted by a majority of the directors, so long as its Articles, as amended, contain only such provisions as might lawfully be contained in original Articles at the time of making such amendment.

         These Restated Articles of Incorporation are executed by the corporation by its duly authorized officer.

Dated: March 24, 2004                   INTERMOUNTAIN COMMUNITY BANCORP

                                        By     /s/ Curt Hecker
                                           ----------------------------------
                                              Curt Hecker, President and CEO

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